Exhibit 99.1

Oxford Square Capital Corp. Announces Net Asset Value and Selected Financial Results for the Quarter Ended March 31, 2019

Declares Common Stock Distributions for the Months Ending July 31, August 31, and September 30, 2019

GREENWICH, CT – 04/30/2019 –Oxford Square Capital Corp. (NasdaqGS: OXSQ) (NasdaqGS: OXSQL) (NasdaqGS: OXSQZ) (“OXSQ,” the “Company,” “we,” “us” or “our”) announced today its financial results and related information for the quarter ended March 31, 2019.

•	As of March 31, 2019 net asset value (“NAV”) per share was $6.67, compared with the NAV per share of $6.60 at the prior quarter end.

•	For the quarter ended March 31, 2019 we recorded GAAP net investment income of approximately $8.4 million, or $0.18 per share, compared to $8.5 million, or $0.18 per share for the quarter ended December 31, 2018. We recorded net realized losses of approximately $1.3 million and a net increase in unrealized appreciation of approximately $5.7 million for the quarter ended March 31, 2019. In total, we had a net increase in net assets from operations of approximately $12.7 million, or $0.27 per share, for the quarter ended March 31, 2019, compared with a net decrease in net assets from operations of $34.1 million, or $0.71 per share, for the quarter ended December 31, 2018.

•	Total investment income for the first quarter of 2019 amounted to approximately $14.2 million, which represents a decrease of approximately $1.0 million from the fourth quarter of 2018.

o	For the quarter ended March 31, 2019 we recorded investment income from our portfolio as follows:

•	$7.2 million from our debt investments,

•	$6.8 million from our collateralized loan obligation (“CLO”) equity investments, and

•	$0.2 million from all other sources.

•	Our total expenses for the quarter ended March 31, 2019 were approximately $5.9 million, which represents a decrease of approximately $0.8 million from the fourth quarter of 2018.

•	During the first quarter of 2019:

o	We made investments of approximately $4.4 million in corporate loans.

o	We received, or were entitled to receive, proceeds of approximately $3.0 million from sales of corporate loan investments, in addition to $0.6 million from sales of CLO equity investments, and $0.4 million from repayments and amortization payments on our debt investments.

•	As of March 31, 2019 the following metrics applied (note that none of these values represent a total return to shareholders):

o	The weighted average yield of our debt investments was 9.8% at current cost, compared with 9.7% as of December 31, 2018.

o	The weighted average effective yield of our CLO equity investments at current cost was 14.6%, compared with 15.6% as of December 31, 2018.

o	The weighted average cash distribution yield of our CLO equity investments at current cost was 18.4%, compared with 17.4% as of December 31, 2018.

•	Our weighted average credit rating on a fair value basis was 2.1 at the end of the first quarter of 2019 (compared to 2.1 at the end of the fourth quarter of 2018).

•	As of March 31, 2019 we had no investments on non-accrual status.

•	On April 3, 2019, we completed an underwritten public offering of $42.5 million in aggregate principal amount of our 6.25% Unsecured Notes due 2026 (the “6.25% Notes”). On April 9, 2019, we issued an additional approximately $2.3 million in aggregate principal amount of the 6.25% Notes pursuant to the underwriters’ partial exercise of their overallotment option. The 6.25% Notes bear interest at a rate of 6.25% and will mature on April 30, 2026, and may be redeemed in whole or in part at any time at our option on or after April 30, 2022. The 6.25% Notes are listed on the NASDAQ Global Select Market under the trading symbol “OXSQZ.”

•	On April 23, 2019 our Board of Directors declared the following distributions on our common stock:

Period Ending	Record Date	Payment Date	Amount Per Share
July 31, 2019	July 24, 2019	July 31, 2019	$0.067
August 31, 2019	August 23, 2019	August 30, 2019	$0.067
September 30, 2019	September 23, 2019	September 30, 2019	$0.067

We will host a conference call to discuss our first quarter results today, Tuesday, April 30, 2019 at 09:00 AM ET. Please call 1-888-339-0740 to participate. A recording of the conference call will be available to replay for approximately 30 days following the call. The replay number is 1-877-344-7529, and the replay passcode is 10131088.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.oxfordsquarecapital.com.

OXFORD SQUARE CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	March 31, 2019	December 31, 2018
	(unaudited)
ASSETS
Non-affiliated/non-control investments (cost: $484,168,171 and $486,232,755, respectively)	$432,660,699	$430,496,633
Affiliated investments (cost: $9,126,017and $9,126,017, respectively)	15,942,483	14,492,197
Cash equivalents	10,081,620	13,905,059
Restricted Cash	2,402,254	3,175,805
Interest and distributions receivable	4,569,350	4,682,735
Other assets	462,084	392,784
Total assets	$466,118,490	$467,145,213
LIABILITIES
Notes payable – Credit Facility, net of deferred issuance costs	$77,301,544	$85,522,569
Notes payable – 6.50% Unsecured Notes, net of deferred issuance costs	62,744,927	62,664,863
Securities purchased not settled	4,433,875	—
Base management fee and net investment income incentive fee payable to affiliate	2,782,589	3,227,456
Accrued interest payable	339,407	488,608
Accrued expenses	572,141	517,470
Total liabilities	148,174,483	152,420,966

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 47,650,959 and 47,650,959 shares issued and outstanding, respectively	476,509	476,509
Capital in excess of par value	456,970,560	456,970,560
Total distributable earnings / (loss)	(139,503,062)	(142,722,822)
Total net assets	317,944,007	314,724,247
Total liabilities and net assets	$466,118,490	$467,145,213
Net asset value per common share	$6.67	$6.60

OXFORD SQUARE CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018
INVESTMENT INCOME
From non-affiliated investments:
Interest income – debt investments	$7,148,481	$5,821,737
Income from securitization vehicles and investments	6,846,925	6,802,864
Other income	229,708	621,983
Total investment income from non-affiliated investments	14,225,114	13,246,584

From affiliated investments:
Interest income – debt investments	—	100,216
Total investment income from affiliated investments	—	100,216
Total investment income	14,225,114	13,346,800
EXPENSES
Interest expense	2,149,841	1,126,080
Base management fees	1,626,538	1,679,814
Professional fees	367,251	156,918
Compensation expense	232,928	260,089
General and administrative	328,517	400,571
Total expenses before incentive fees	4,705,075	3,623,472
Net investment income incentive fees	1,156,051	1,000,232
Total expenses	5,861,126	4,623,704
Net investment income	8,363,988	8,723,096
Net change in unrealized appreciation/(depreciation) on investments:
Non-Affiliated investments	4,228,650	3,351,602
Affiliated investments	1,450,286	(873,570)
Total net change in unrealized appreciation/(depreciation) on investments	5,678,936	2,478,032
Net realized gains/(losses):
Non-Affiliated investments	(1,278,866)	288,935
Extinguishment of debt	(14,106)	—
Total net realized gains/(losses)	(1,292,972)	288,935
Net increase in net assets resulting from operations	$12,749,952	$11,490,063
Net increase in net assets resulting from net investment income per common share (Basic and Diluted)	$0.18	$0.17
Net increase in net assets resulting from operations per common share (Basic and Diluted)	$0.27	$0.22
Weighted average shares of common stock outstanding:
Basic and Diluted	47,650,959	51,200,060
Distributions per share	$0.20	$0.20

FINANCIAL HIGHLIGHTS – (unaudited)

Financial highlights for the three months ended March 31, 2019 and 2018, respectively, are as follows:

Per Share Data	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018
Net asset value as of beginning of period	$6.60	$7.55
Net investment income(1)	0.18	0.17
Net realized and unrealized gains(2)	0.09	0.05
Net increase in net asset value from operations	0.27	0.22
Distributions per share from net investment income	(0.17)	(0.20)
Tax return of capital distributions(3)	(0.03)	—
Total distributions	(0.20)	(0.20)
Effect of shares repurchased, gross	—	0.03
Net asset value at end of period	$6.67	$7.60
Per share market value at beginning of period	$6.47	$5.74
Per share market value at end of period	$6.50	$6.11
Total return based on Market Value(4)	3.55%	9.93%
Total return based on Net Asset Value(5)	4.09%	3.31%
Shares outstanding at end of period	47,650,959	50,489,149
Ratios/Supplemental Data(8)
Net assets at end of period (000’s)	$317,944	$383,809
Average net assets (000’s)	316,334	387,442
Ratio of operating expenses to average net assets(6)	7.41%	4.77%
Ratio of net investment income to average net assets(6)	10.58%	9.01%
Portfolio turnover rate(7)	0.91%	1.45%

(1)	Represents per share net investment income for the period, based upon average shares outstanding.
(2)	Net realized and unrealized gains include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of the Company’s earnings cannot be determined until tax returns are prepared after the end of the fiscal year.
(4)	Total return based on market value equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts. Total return is not annualized.
(5)	Total return based on net asset value equals the increase or decrease of ending net asset value over beginning net asset value, plus distributions, divided by the beginning net asset value. Total return is not annualized.
(6)	Annualized.
(7)	Portfolio turnover rate is calculated using the lesser of the year-to-date cash investment sales and debt repayments or year-to-date cash investment purchases over the average of the total investments at fair value. For the three months ended March 31, 2019 the portfolio turnover rate is calculated using the year-to-date cash investment sales and debt repayments over the average of the total investments at fair value since there were no cash investment purchases during the period.
(8)	The following table provides supplemental performance ratios (annualized) measured for the three months ended March 31, 2019 and 2018:

	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018
Ratio of operating expenses to average net assets:
Operating expenses before incentive fees	5.95%	3.74%
Net investment income incentive fees	1.46%	1.03%
Ratio of expenses, excluding interest expense	4.69%	3.61%

About Oxford Square Capital Corp.

Oxford Square Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280